Consent of Independent Registered Public Accounting Firm

The Board of Directors

American DG Energy Inc.:

We consent to the incorporation by reference in Registration Statements (Nos. 333-146628, 333-151287, and
333-198875) on Form S-8 and Registration Statement Nos. 333-191580, 333-199755, 333-192642, 333-183413, and 333-163972 on Form S-3 of American DG Energy Inc. of our report dated December 2, 2016, relating to our audit of the consolidated financial statements, which appear in this Current Report on Form 8-K of American DG Energy Inc.

/s/ WOLF & COMPANY P.C.
Wolf & Company P.C.

Boston, Massachusetts
December 2, 2016